Exhibit 10.2
WINDSTREAM CORPORATION
2006 EQUITY INCENTIVE PLAN
RESTRICTED SHARES AGREEMENT
(CHAIRMAN)
Summary of Restricted Share Grant
     Windstream Corporation, a Delaware corporation (the “Company”), grants to the Grantee named below, in accordance with the terms of the Windstream Corporation 2006 Equity Incentive Plan (the “Plan”) and this Restricted Shares Agreement (the “Agreement”), the following number of Restricted Shares, on the Date of Grant set forth below:

Name of Grantee:	Francis X. Frantz

Number of Restricted Shares:

Date of Grant:

Terms of Agreement
     1. Grant of Restricted Shares. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee as of the Date of Grant, the total number of Restricted Shares (the “Restricted Shares”) set forth above. The Restricted Shares shall be fully paid and nonassessable.
     2. Vesting of Restricted Shares.
          (a) The Restricted Shares shall vest and become nonforfeitable if the Grantee shall have remained in the continuous service of the Company or a Subsidiary through the vesting dates set forth below with respect to the percentage of Restricted Shares set forth next to such date:

Percentage of Restricted
Shares Vesting on such
Vesting Date[1]	Vesting Date

August 1, 2007	1/3
August 1, 2008	1/3
August 1, 2009	1/3

[1]	Note that the one-time grant will cliff vest on August 1, 2009.

          (b) Notwithstanding the provisions of Section 2(a), all of the Restricted Shares covered by this Agreement shall immediately become vested and nonforfeitable if, during the vesting period, the Grantee (i) dies or becomes permanently disabled (as determined by the Committee) while in the service of the Company or a Subsidiary, or (ii) a Change in Control occurs.
          (c) Notwithstanding anything contained in this Agreement to the contrary, the Committee may, in its sole discretion, accelerate the time at which the Restricted Shares become vested and nonforfeitable on such terms and conditions as it deems appropriate.
          (d) For purposes of this Agreement, the Grantee shall be deemed to have remained in the continuous service of the Company and its Subsidiaries until the last to occur of (i) his termination of employment with the Company and its Subsidiaries, or (ii) he ceases to be a Director.
     3. Forfeiture of Shares. The Restricted Shares that have not yet vested pursuant to Section 2 (including without limitation any cash dividends and non-cash proceeds related to the Restricted Shares for which the record date occurs on or after the date of forfeiture) shall be forfeited automatically without further action or notice if the Grantee ceases to remain in the continuous service of the Company or a Subsidiary other than as provided in Section 2(b). In the event of a forfeiture of the Restricted Shares, the stock book entry account representing the Restricted Shares covered by this Agreement shall be cancelled and all Restricted Shares shall be returned to the Company.
     4. Transferability. The Restricted Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee, except to the Company, until the Restricted Shares have become nonforfeitable as provided in Section 2. Any purported transfer or encumbrance in violation of the provisions of this Section 4 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Shares. The Committee, in its sole discretion, when and as is permitted by the Plan, may waive the restrictions on transferability with respect to all or a portion of the Restricted Shares, provided that any permitted transferee (other than the Company) shall remain subject to all the terms and conditions applicable to the Restricted Shares prior to such transfer.
     5. Dividend, Voting and Other Rights. Except as otherwise provided herein, from and after the Date of Grant, the Grantee shall have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any cash dividends that may be paid thereon (which such dividends shall be paid no later than the end of the calendar year in which the dividends are paid to the holders of the Common Shares or, if later, the 15th day of the third month following the date the dividends are paid to the holders of the Common Shares); provided, however, that any additional Common Shares or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be considered Restricted Shares and shall be subject to the same restrictions as the Restricted Shares covered by this Agreement. Any cash dividends paid with respect to the Restricted Shares shall be reported on the Grantee’s annual wage and tax statement (Form W-2) as compensation and shall be subject to all applicable tax withholdings as provided in Section 10.
     6. Custody of Restricted Shares; Stock Power. Until the Restricted Shares have become vested and nonforfeitable as provided in Section 2, the Restricted Shares shall be issued in book-entry only form and shall not be represented by a certificate. The restrictions set forth in this Agreement shall be reflected on the stock transfer records maintained by or on behalf of the Company. By execution of this Agreement and effective until the Restricted Shares have become vested and nonforfeitable as provided in Section 2, the Grantee hereby irrevocably constitute and appoint Jeffery R. Gardner, Brent Whittington, or John P. Fletcher, or any of them, attorneys-in-fact to transfer the Restricted Shares on the stock transfer records of the Company with full power of substitution. The Grantee agrees to take any and all other actions (including without limitation executing, delivering, performing and filing such other agreements, instruments and documents) as the Company may deem necessary or appropriate to carry out and give effect to the provisions of this Agreement.
     7. Continuous Service. For purposes of this Agreement, the continuous service of the Grantee with the Company and its Subsidiaries shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to provide services to the Company and its Subsidiaries, by reason of the transfer of his service among the Company and its Subsidiaries or a leave of absence approved by the Committee.
     8. No Service Contract. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of service by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the service or adjust the compensation of the Grantee. Without limiting the generality of the foregoing, nothing contained in this Agreement shall confer upon the Grantee any right to be nominated for reelection by the Company’s stockholders, or any right to remain a member of the Board for any period of time, or at any particular rate of compensation.
     9. Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.
     10. Taxes and Withholding. The Grantee is responsible for any federal, state, local or other taxes with respect to the Restricted Shares (including the grant, the vesting, the receipt of Common Shares, the sale of Common Shares and the receipt of dividends, if any). The Company does not guarantee any particular tax treatment or results in connection with the grant or vesting of the Restricted Shares or the payment of dividends. If the Company or any Subsidiary is required to withhold any federal, state, local or other taxes in connection with the delivery or vesting of the Restricted Shares, the Grantee shall pay the tax or make provisions that are satisfactory to the Company or such Subsidiary for the payment thereof. The Grantee may elect to satisfy all or any portion of any such withholding obligation by surrendering to the Company or such Subsidiary a portion of the Common Shares that become vested and nonforfeitable hereunder, and the Common Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the Market Value per Share of such Common Shares on the date of such surrender.
     11. Section 83(b) Election Prohibited. As a condition to receiving this award, the Grantee acknowledges and agrees that he or she shall not file an election under Section 83(b) of the Code with respect to all or any portion of the Restricted Shares.
     12. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements of the New York Stock Exchange or any national securities exchange with respect to the Restricted Shares; provided, however, notwithstanding any other provision of this Agreement, the Restricted Shares shall not be delivered or become vested if the delivery or vesting thereof would result in a violation of any such law or listing requirement.
     13. Amendments. Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent.
     14. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
     15. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Compensation Committee of the Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Restricted Shares.
     16. Successors and Assigns. Without limiting Section 4, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.
     17. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.
     18. Electronic Delivery. The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to the Secretary of the Company, this consent shall be effective for the duration of the Agreement. The Grantee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement, as of the Date of Grant.

WINDSTREAM CORPORATION

By:
Name:
Title:
     The undersigned hereby acknowledges that a copy of the Plan, Plan Summary and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”) are available for viewing on the Company’s intranet site at ______. The Grantee hereby consents to receiving this Prospectus Information electronically, or, in the alternative, agrees to contact ______ at ______ to request a paper copy of the Prospectus Information at no charge. The Grantee represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts the award of Restricted Shares on the terms and conditions set forth herein and in the Plan.

Grantee

Date: